UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:
☑    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
Remark Media, Inc.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION - DATED APRIL 15, 2016

3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2016

Dear Stockholder:

We cordially invite you to Remark Media, Inc.’s (“Remark,” “we,” “our,” or “us”) 2016 annual meeting of stockholders (the “Annual Meeting”), which will be held on [●], 2016 at [●] local time at our offices located at 3960 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169. We have scheduled the Annual Meeting to:

1.	elect five directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualify;

2.	ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 100,000,000;

4.	vote on a non-binding advisory resolution to approve the compensation of our named executive officers; and

5.	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only persons or entities holding shares of our common stock, at the close of business on [●], 2016, the record date for the Annual Meeting, will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT.  Regardless of whether you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy via telephone or the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

By order of the Board of Directors,

Kai-Shing Tao
Chairman and Chief Executive Officer

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about [●], 2016.

Important Notice Regarding the Availability of Proxy Materials for the Remark Media, Inc. 2016 Annual Meeting of Stockholders to be Held on [●], 2016

In addition to the printed materials noted above, we have made the Notice of Annual Meeting of Stockholders, the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 available on the Internet at ir.remarkmedia.com/annuals.cfm.

PROXY STATEMENT

Remark Media, Inc., a Delaware corporation (“Remark,” “we,” “us” or “our”), furnishes this proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by our board of directors (the “Board” or “Board of Directors”) for use at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held on [●], 2016 at [●] local time at our offices located at 3960 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169. We mailed the proxy solicitation materials (the “Proxy Materials”); which include the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”), and form of proxy; to persons or entities holding shares of our common stock, $0.001 par value per share (the “Common Stock”), at the close of business on the record date, [●], 2016. The Proxy Materials contain instructions on how to vote. References in the Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive the Proxy Statement?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on [●], 2016, the record date, and are entitled to vote at the Annual Meeting.

The Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.

What information is contained in the Proxy Statement?

The Proxy Statement provides information regarding the proposals being submitted for approval at the Annual Meeting, the voting process, the Board and its committees, the compensation of directors and certain executive officers, and certain other required information.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

How may I obtain an additional set of proxy materials?

All stockholders may write to us at the following address to request an additional copy of these materials:

Remark Media, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169
Attention: Corporate Secretary

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If you own shares of Common Stock registered directly in your name with our transfer agent, Computershare, you are considered the “stockholder of record” with respect to such Common Stock. If you are a stockholder of record, we sent the Proxy Materials directly to you.

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If you own shares of Common Stock held in a stock brokerage account or by a bank or other nominee, such Common Stock is held in “street name,” and you are considered the “beneficial owner” of such Common Stock. Your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares, forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares by using the voting instructions included in the mailing, or by following their instructions for voting via telephone or the Internet.  Since a beneficial owner is not the stockholder of record, you may not vote beneficially owned shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

What am I voting on at the Annual Meeting?

You are voting on the following proposals to:

•	elect five directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualify;

•	ratify the appointment of Cherry Bekaert LLP (“Cherry Bekaert”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•
approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock to 100,000,000 (the “Authorized Shares Amendment Proposal”);

•	vote on a non-binding advisory resolution to approve the compensation of our named executive officers; and

•	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board recommends a vote “FOR” the election of each of its nominees to the Board, “FOR” the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2016, “FOR” the approval of a non-binding advisory resolution approving the compensation of our named executive officers and “FOR” the approval of the Authorized Shares Amendment Proposal.

How do I vote?

With your proxy card or voting instruction card. Following the instructions on the proxy card or voting instruction card, you may complete, sign and date the card and return it in the prepaid envelope.

Via telephone or Internet. If you are a stockholder of record, you may vote by telephone or via the Internet using the instructions in the enclosed proxy card. If you own shares held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet if they offer that alternative.

In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the Annual Meeting.

If I beneficially own Common Stock, can my broker, bank or other nominee vote my shares without my instructions?

If you do not give instructions to your broker, bank or other nominee, they can still vote your shares with respect to certain “discretionary” items, but they cannot vote your shares with respect to certain “non-discretionary” items. The proposal to ratify the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2016 is considered to be a discretionary item, while the election of directors and other proposals are “non-discretionary” items. Regarding non-discretionary items, the number of shares for which you do not provide instructions to your brokerage

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firm regarding how to vote will be counted as “broker non-votes.” Broker non-votes are shares which are held in street name by a broker, bank or other nominee which indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. In tabulating the voting results, shares that constitute broker non-votes will have the same effect as a vote “AGAINST” the Authorized Shares Amendment Proposal, but will have no effect on the outcome of the other proposals, assuming that a quorum is present.

Please provide voting instructions to your broker, bank or other nominee regarding all proposals so that your vote can be counted.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you beneficially own shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of its nominees to the Board, “FOR” the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2016, “FOR” the approval of a non-binding advisory resolution approving the compensation of our named executive officers and “FOR” the Authorized Shares Amendment Proposal.

What are the voting requirements with respect to each of the proposals?

In the election of directors (Proposal 1), each director receiving a plurality of the affirmative (“FOR”) votes cast will be elected.  You may withhold votes from any or all nominees. Broker non-votes will not affect the outcome of the election of directors.

The ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2) and the approval of a non-binding advisory resolution to approve the compensation of our named executive officers (Proposal 4) require the affirmative (“FOR”) vote of a majority of the votes cast on the matter.  Abstentions and broker non-votes will not affect the outcome of these proposals.

The approval of the Authorized Shares Amendment Proposal (Proposal 3) requires the affirmative (“FOR”) vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

How many votes do I have?

You are entitled to one vote for each share of Common Stock that you hold.  As of [●], 2016, the record date, there were [●] shares of Common Stock outstanding.

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Is cumulative voting permitted for the election of directors?

We do not use cumulative voting for the election of directors.

What happens if a nominee for director does not stand for election?

If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for a substitute nominee in place of the nominee who does not stand.  We have no reason to expect that any of the nominees will not stand for election.

What happens if additional matters are presented at the Annual Meeting?

Other than the four items of business described in the Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Kai-Shing Tao and Douglas M. Osrow, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote, totaling [●] shares, is represented at the Annual Meeting, either in person or by proxy.

Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

How can I attend the Annual Meeting?

You may attend the Annual Meeting only if you were a stockholder as of the close of business on [●], 2016, the record date, or if you hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the Annual Meeting.  If you are not a stockholder of record, but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to [●], 2016, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on [●], 2016, at [●] local time.  You should allow adequate time for check-in procedures.

What is the deadline for voting my shares?

If you hold shares as a stockholder of record, we must receive your vote by proxy before the polls close at the Annual Meeting, except that proxies submitted via the Internet or telephone must be received by 1:00 a.m., Eastern Time, on [●], 2016.

If you hold shares in street name, please follow the voting instructions provided by your broker, bank or other nominee.  You may vote these shares in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy obtained from your broker, bank or other nominee.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Remark or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a

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successful proxy solicitation.  Occasionally, stockholders provide written comments on their proxy card, which we then forward to our management.

How are votes counted?

For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum; however, with regard to the outcome of voting, an abstention will have the same effect as a vote “AGAINST” the Authorized Shares Amendment Proposal but will have no effect on the outcome of the other proposals.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

Remark is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

How can I obtain Remark corporate governance information?

The following information is available in print to any stockholder who requests it:

•	Amended and Restated Certificate of Incorporation of Remark, as amended (the “Certificate of Incorporation”)

•	Amended and Restated Bylaws of Remark, as amended (the “Bylaws”)

•	The charters of the following committees of the Board: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee

•	Code of Business Conduct and Ethics

•	Policy regarding stockholder communications with the Board

How may I obtain the 2015 Form 10-K and other financial information?

A copy of the 2015 Form 10-K is enclosed with the Proxy Statement.  Stockholders may request another free copy of the 2015 Form 10-K and other financial information by contacting us at the address provided earlier in the answer to the question How may I obtain an additional set of proxy materials? Alternatively, current and prospective investors can access the 2015 Form 10-K at ir.remarkmedia.com/annuals.cfm.  We will also furnish any exhibit to the 2015 Form 10-K if specifically requested.  Our SEC filings are also available free of charge at the SEC’s website, www.sec.gov, and at the Investors portion of our website, www.remarkmedia.com.

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What if I have questions for Remark’s transfer agent?

Please contact our transfer agent at the telephone number or address listed below with any questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare
PO Box 30170
College Station, TX 77842

Overnight deliveries:
211 Quality Circle, Suite 210
College Station, TX, 77845

Toll free for US and Canada: 800-522-6645
Outside of US and Canada: 1 (201) 680 6578

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at the address provided earlier in the answer to the question How may I obtain an additional set of proxy materials?

PROPOSALS TO BE SUBMITTED FOR VOTING

Proposal 1: Election of Directors

There are five nominees for election to the Board at the Annual Meeting: Theodore P. Botts, Robert G. Goldstein, William W. Grounds, Jason E. Strauss and Kai-Shing Tao.  Each of the nominees currently serves as a director.

Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.  Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand.  Management has no reason to expect that any of the nominees will not stand for election.  The election of directors will be determined by a plurality of the affirmative (“FOR”) votes cast.

The following table and paragraphs set forth information regarding our executive officers and nominees for election to the Board, including the business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors.

Name	Age	Position
Kai-Shing Tao	39	Chief Executive Officer and Chairman of the Board
Douglas M. Osrow	42	Chief Financial Officer
Theodore P. Botts	70	Director and Chairman of the Audit Committee
Robert G. Goldstein	60	Director and Chairman of the Compensation Committee
William W. Grounds	60	Director and Chairman of the Nominating and Governance Committee
Jason E. Strauss	42	Director

Executive Officers

Kai-Shing Tao has served as our Chief Executive Officer since December 2012, previously serving as Co-Chief Executive Officer since October 2012, and as a member of our Board of Directors (the “Board”) since 2007 and Chairman of the Board

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since October 2012.  Mr. Tao also has served as Chairman and Chief Investment Officer of Pacific Star Capital Management, L.P. (“Pacific Star Capital”), a private investment group, since January 2004.  Prior to founding Pacific Star Capital, Mr. Tao was a Partner at FALA Capital Group, a single-family investment office, where he headed the global liquid investments outside the operating companies.  Mr. Tao has been a director of Paradise Entertainment Limited (SEHK: 1180), a Hong-Kong-Stock-Exchange-traded company engaged in casino services and the development, supply and sales of electronic gaming systems, since April 2014, and he has been a director of Genesis Today, a privately-held health food and supplements company, since 2005.  Mr. Tao previously was a director of Playboy Enterprises, Inc. from May 2010 to March 2011.  Mr. Tao also is a member of the Real Estate Roundtable and U.S.-China and U.S.-Taiwan Business Council.  Mr. Tao is a graduate of the New York University Stern School of Business.

Douglas M. Osrow has served as our Chief Financial Officer since October 2013.  Prior to joining Remark, Mr. Osrow served as the Chief Financial Officer of Paragon Gaming Corporation, a North American gaming company and resort developer, from July 2011 to October 2013.  Previously, Mr. Osrow served as Vice President in the investment banking division of Citadel Securities LLC, covering real estate, lodging, and gaming, from November 2010 to June 2011, and as a senior analyst at Hawkeye Capital Management, LLC, overseeing buy-side investments and operations, from June 2008 to October 2010.  Mr. Osrow began his career at Ziff Brothers Investments, LLC, a global family office, as assistant to the president.  Mr. Osrow earned an undergraduate degree from Northwestern University and an MBA from the Kellogg School of Management at Northwestern University.

Non-Employee Directors

Theodore P. Botts has served as a member of our Board since 2007.  Mr. Botts has been the President of Kensington Gate Capital, LLC, a private corporate finance advisory firm, since April 2001.  Previously, Mr. Botts served as Chief Financial Officer of StereoVision Entertainment, Inc., a film entertainment company, from July 2007 until September 2008.  Prior to 2000, Mr. Botts served in executive capacities at UBS Group and Goldman Sachs in London and New York.  Mr. Botts also served on the board of directors and as chairman of the audit committee of INTAC International, Inc. from 2002 until its merger with a predecessor of Remark in 2006.  Mr. Botts has served as a member of the board and chairman of the compensation committee of Crystal Peak Minerals (CPMFF) since 2011, and has recently been named chairman of its audit committee. Mr. Botts also served as a member of the Board of Trustees and head of development for REACH Prep, a non-profit organization serving the educational needs of underprivileged African-American and Latino children in Fairfield and Westchester counties, from 2003 to 2012.  Mr. Botts graduated with highest honors from Williams College and received an MBA from the New York University Stern School of Business.

Robert G. Goldstein has served as a member of our Board since May 2013.  Mr. Goldstein has been the President and COO of Las Vegas Sands Corp. (NYSE: LVS) (“Las Vegas Sands”), an international casino and resort operating company, since January 1, 2015.  Prior to that he served as President and COO of Global Gaming Operations at Las Vegas Sands since January 2011. Mr. Goldstein oversees all entertainment, restaurant, and retail offerings for Las Vegas Sands, both in Las Vegas and Asia.  Mr. Goldstein has also been an Executive Vice President of Las Vegas Sands since July 2009.  He has been the President of The Venetian Resort-Hotel-Casino, a Division of Venetian Casino Resort LLC (a subsidiary of Las Vegas Sands), since July 2009.  He was a Vice President of The Venetian Resort-Hotel-Casino from January 1999 to July 1999, and has been the President and Chief Operating Officer of The Palazzo Casino Resort since December 2008.  Mr. Goldstein served as Senior Vice President of Las Vegas Sands from August 2004 to July 2009.  Prior to joining Las Vegas Sands in 1995, Mr. Goldstein spent 15 years developing casino-hotels in both the United States and the Caribbean.  He served as a Director of Western Liberty BanCorp. from October 2010 to March 2012.  Mr. Goldstein received a Bachelor of Arts in History and Political Science from the University of Pittsburgh in 1977 and a J.D. from Temple University School of Law in 1980.

William W. Grounds has served as a member of our Board since October 2013.  Mr. Grounds has been the President and a director of Infinity World Development Corp. (“Infinity World”), an affiliate of Dubai World, an investment company that manages and supervises a portfolio of businesses and projects for the Dubai government, since April 2008.  Previously, Mr. Grounds held various senior executive positions, including with Investa Property Group Ltd. from April 2002 to May 2007 and MFS Ltd. from June 2007 to March 2008, and other senior positions in the real estate investment and development industry.  Mr. Grounds currently serves as a director of MGM Resorts International (NYSE: MGM), a global hospitality company, CityCenter Holdings, LLC, a 50/50 joint venture of Infinity World and MGM Resorts International, and Grand Avenue LA, a mixed use development joint venture with The Related Companies.

Jason E. Strauss has served as a member of our Board since March 2014.  Mr. Strauss is a founding partner of the Tao Group, a global hospitality and lifestyle company, where he has served as a Managing Partner since 2003.  Mr. Strauss also co-founded Strategic Marketing Group, a lifestyle marketing, special events, consumer promotions, and public relations

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company.  Mr. Strauss is also president of Strategic Hospitality Services of Nevada LLC, and is a partner in a chain of Artichoke Basille’s Pizzerias.  Additionally, Mr. Strauss serves as Co-Chair of the Board of the Marty Hennessey Jr. Tennis Foundation, which raises money for USTA-Nevada programs and scholarships.  Mr. Strauss received a B.S. in Hospitality Management and Public Relations from Boston University.

Director Qualifications

The Board comprises a diverse group of leaders in their respective fields.  Some of the current directors have senior leadership experience at major domestic and international corporations. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development.  Some of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.  Other directors have experience as principals in private investment and advisory firms, which brings financial expertise and unique perspectives to the Board.  Our directors also have other experience that makes them valuable members, such as experience managing technology companies or developing and pursuing investment or business opportunities in international markets, which provides insight into strategic and operational issues faced by Remark.

The Nominating and Governance Committee believes that the above-mentioned attributes, along with the leadership skills and other experiences of the directors listed below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Kai-Shing Tao

•	Knowledge and experience regarding Remark from serving as our Chief Executive Officer since December 2012

•
Global financial industry and investment experience and extensive knowledge of Asian markets as Chief Investment Officer of Pacific Star Capital and a member of the U.S.-China and U.S.-Taiwan Business Council.

•	Outside public company board experience as a former director of Playboy Enterprises, Inc.

Theodore P. Botts

•	Global financial advisory experience and extensive knowledge of the technology sector as President of Kensington Gate Capital, LLC

•	Outside board experience as a director and chairman of the audit committee of INTAC International

•	Global financial industry experience as an executive at UBS Group and Goldman Sachs

Robert G. Goldstein

•	Senior executive officer experience as President and COO of Las Vegas Sands, President of The Venetian Resort-Hotel-Casino and President and Chief Operating Officer of The Palazzo Casino Resort

•	Global business experience and financial literacy in overseeing significant business operations in the United States, Macao, and Singapore for Las Vegas Sands

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William Grounds

•	Senior executive and board-level experience as President of Infinity World and a director of MGM Resorts International

•	Global business experience in operational and governance roles for businesses and investments in many foreign markets

Jason E. Strauss

•	Experience as a founder and senior executive of the Tao Group

•	Business experience in the international hospitality and lifestyle sectors

Family Relationships

There are no family relationships among our executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under §16(a) of the Exchange Act, our directors, executive officers and holders of more than 10% of our Common Stock must file initial reports of ownership and reports of changes in ownership with the SEC, and under SEC regulations, they must furnish us with copies of all §16(a) forms filed. To our knowledge, based solely upon our review of the copies of the forms furnished to us, we believe that our directors, executive officers and holders of more than 10% of our Common Stock complied with all §16(a) filing requirements during 2015.

Certain Relationships and Related Transactions

Related Party Notes

Our Chairman of the Board and Chief Executive Officer, Kai-Shing Tao, is the manager of and a member of Digipac, LLC (“Digipac”), a company of which our Chief Financial Officer, Douglas Osrow, is also a member. As of April 11, 2016, Digipac beneficially owned 5,246,314 shares of Common Stock, or approximately 26.4% of the shares outstanding. On January 29, 2014, we issued a senior secured convertible promissory note to Digipac in exchange for cash equal to the original principal amount of $3.5 million (the “January 2014 Note”). The January 2014 Note bore interest at a rate of 6.67% per annum for the first year and 8.67% per annum thereafter, with interest payable quarterly and all unpaid principal plus any accrued but unpaid interest due and payable on the second anniversary of issuance. At any time during the term of the January 2014 Note, Digipac could have elected to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the January 2014 Note into shares of our Common Stock at a conversion price of $5.03 per share. We also could have elected to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the January 2014 Note into shares of our Common Stock at the applicable conversion price if the volume-weighted average price of the Common Stock was equal to at least 150% of the applicable conversion price for at least 30 of the 40 trading days immediately prior to the date of our election.  The January 2014 Note also provided that we and Digipac would negotiate and enter into a registration rights agreement providing Digipac with demand and piggyback registration rights with respect to the shares of Common Stock underlying such notes. We filed a Registration Statement on Form S-1 with the SEC, registering the resale of 1,420,497 shares of our Common Stock issuable upon conversion of the January 2014 Note, which was declared effective on August 26, 2014. We had the option to prepay all or a portion of the January 2014 Note at any time upon at least 15 days’ prior written notice to Digipac.  In addition to the January 2014 Note, we had previously issued to Digipac senior secured convertible promissory notes on November 14, 2013, April 2, 2013 and November 23, 2012 in exchange for cash equal to the original principal amounts of $2.5 million, $4.0 million and $1.8 million, respectively.

On September 11, 2014, Digipac loaned us $0.35 million, which loan was evidenced by a demand note dated as of the same date (the “Demand Note”). The Demand Note bore interest at an annual rate of 5.25%, and all principal and interest would have been due and payable within 10 days after Digipac provided us with a written demand. If we did not pay the Demand Note in full by the end of the 10 day period, the outstanding principal would have borne interest at an annual rate of

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8.25% until paid in full. Remark had the option to prepay all or any portion of the Demand Note at any time without premium or penalty.

Ashford Capital Management, Inc. (“ACM”), which is the investment manager of Ashford Capital Partners, L.P. (“ACP”) and may be deemed to beneficially own the shares of Common Stock beneficially owned by ACP, beneficially owns 1,919,416 shares of Common Stock, or approximately 9.7% of the shares outstanding, based on information contained in a Schedule 13G filed by ACM with the SEC on February 12, 2016. On December 17, 2014 and March 13, 2015, we issued to ACP unsecured convertible promissory notes in original principal amounts of $3.0 million and $0.3 million, respectively, in exchange for the same amounts in cash (the “Ashford Notes”). The Ashford Notes bore interest at a rate of 8.00% per annum, with interest payable quarterly and all unpaid principal and any accrued but unpaid interest due and payable on the second anniversary of their issuance. We had the option to prepay all or any portion of the notes at any time upon providing at least 15-days prior written notice to ACP. At any time during the term of the Ashford Notes, either ACP or we could have elected to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the Ashford Notes into shares of our Common Stock at a conversion price of $5.50 per share, except that we could have only done so if the closing price of our Common Stock on the immediately-preceding trading day was greater than or equal to the conversion price. On August 31, 2015, we issued to ACP a $1.0 million term note in exchange for the same amount in cash (the “Term Note”), which bore interest at a rate of 8.0% per annum, with the outstanding principal amount and accrued but unpaid interest due and payable on the first anniversary of its issuance.

Effective September 23, 2015, we entered into amendments (collectively, the “Note Amendments”) to the January 2014 Note and the Ashford Notes. These convertible notes had conversion prices in excess of the market price of our Common Stock, and the Note Amendments provided that the unpaid principal amount thereof and all accrued and unpaid interest thereon would be converted automatically into shares of our Common Stock at a conversion price equal to the closing price of our Common Stock on the immediately preceding trading day, or $4.23 per share. Also effective on September 23, 2015, Digipac converted the unpaid principal amount of and all accrued and unpaid interest under its $2.5 million Senior Secured Convertible Promissory Note dated November 14, 2013 into shares of our Common Stock at the existing conversion price of $3.75 per share. The conversions resulted in the issuance of a total of 2,516,154 shares of our Common Stock, including 1,689,642 shares to Digipac and 826,512 shares to ACP. Additionally, on September 24, 2015, we repaid the unpaid principal amount of, and all accrued and unpaid interest under, the Demand Note and the Term Note. We entered into the Note Amendments and repaid the Demand Note and Term Note to satisfy a condition to the closing of the Financing Agreement (as described in more detail in Note 3 to the consolidated financial statements included in Item 8 of the 2015 Form 10-K).

Sharecare, Inc.

In 2009, we co-founded a U.S.-based venture, Sharecare, Inc. (“Sharecare”) to build a web-based platform that simplifies the search for health and wellness information. The other co-founders of Sharecare were Dr. Mehmet Oz, HARPO Productions, Discovery Communications, Jeff Arnold and Sony Pictures Television. As of December 31, 2015, we owned approximately five percent of Sharecare’s issued stock. Mr. Tao continues to serve as a director of Sharecare.

We are party to a License Agreement with Sharecare and each of ZoCo 1, LLC, Discovery SC Investment, Inc., Oz Works, L.L.C., and Arnold Media Group, LLC, pursuant to which Sharecare granted each of the other parties to the agreement a perpetual, fully paid, royalty-free, worldwide, non-transferable, non-exclusive quitclaim license to software, programs, business processes and methodologies developed and owned by Sharecare and deployed into production as the technical platform for the Sharecare website, but expressly excluding the “look and feel” elements of the Sharecare website.  The license includes the right to modify and adapt the technology to create derivative works and to use and combine the technology with other products and material.  No more than twice every six months for five years, each licensee may request from Sharecare, and Sharecare will provide and grant a license to the licensee, all then-existing derivative works of the technology Sharecare has developed. The licensees may not use the licensed technology in or for the benefit of a business involved in the creation, aggregation, archiving, hosting or distribution of health and wellness information and content.  Sharecare granted the license in return for contributions from each of the licensees of assets valuable to Sharecare in the development and launch of its business.

Vote Required

Each nominee receiving a plurality of the affirmative (“FOR”) votes cast will be elected to the Board.

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Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of its nominees to the Board to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2016.  Although this appointment does not require ratification, the Board has directed that the appointment of Cherry Bekaert be submitted to stockholders for ratification due to the significance of the appointment.  If stockholders do not ratify the appointment of Cherry Bekaert, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Cherry Bekaert served as our independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014.  We do not expect a representative of Cherry Bekaert to be present at the Annual Meeting.

Audit Committee Policies and Procedures

The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should nonetheless be approved by the Board prior to the completion of the audit.  Each year, the Audit Committee approves the independent auditor’s retention to audit our financial statements, including the associated fee, before the filing of the previous year’s Annual Report on Form 10-K.  At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each such subsequent meeting, the auditor and management may present subsequent services for approval. Typically, these would be services, such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Each new engagement of Cherry Bekaert has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to the pre-approval contained in Section 10A(i)(1)(B) of the Exchange Act.

Fees Billed for the 2015 and 2014 Fiscal Years

The following table presents the aggregate fees billed, by type of fee, in relation to services provided to us by Cherry Bekaert (in thousands):

	Year Ended December 31,
	2015	2014
Audit	$241	$220
Audit-related	94	31
All other	22	42
Total	$357	$293

The audit-related fees billed for the 2015 fiscal year represent compensation for assurance services performed in relation to our acquisition of Vegas.com LLC, while the fees billed in the all-other category represents compensation for services performed primarily in relation to the filing of registration statements and prospectus supplements.

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Vote Required

The affirmative (“FOR”) vote of a majority of the votes cast on the matter is required to ratify the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 3: Approval of Authorized Shares Amendment to our Certificate of Incorporation

We are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation, as previously amended (the “Existing Charter”), to increase the number of authorized shares of our Common Stock to 100,000,000, and correspondingly increase the number of authorized shares of all classes of our stock to 101,000,000.  Our Existing Charter currently authorizes the issuance of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share.

If our stockholders approve this proposal at the Annual Meeting, Article IV, Section 1, of the Existing Charter would be amended and restated to read in its entirety:

“Shares, Classes and Series Authorized.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share (hereinafter called “Common Stock”) and One Million (1,000,000) shares shall be Preferred Stock, par value $0.001 per share (hereinafter called “Preferred Stock”).”

If our stockholders approve this proposal at the Annual Meeting, we intend to file a corresponding Certificate of Amendment to our Existing Charter reflecting the approved amendment with the Delaware Secretary of State as soon as practicable following the Annual Meeting, at which time the increase in the number of authorized shares of Common Stock would become effective.

As of April 11, 2016, (i) 19,845,671 shares of Common Stock were issued and outstanding, (ii) 10,599,808 shares of Common Stock were reserved for issuance under (x) our equity incentive plans, including upon exercise of outstanding options to purchase Common Stock, and (y) a stand-alone option to purchase Common Stock, and (iii) 13,318,915 shares of Common Stock were reserved for issuance under outstanding warrant agreements.  Therefore, as of April 11, 2016, 6,235,606 shares of Common Stock out of the 50,000,000 shares authorized under the Existing Charter remained unallocated.

The Board believes that it is in our best interest and that of our stockholders to increase the number of authorized shares of Common Stock to give us sufficient authorized shares to generally support our growth and to provide flexibility for future corporate needs, including but not limited to grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions.  The additional authorized shares would enable us to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Increasing the number of authorized shares of Common Stock will not alter the number of shares of Common Stock presently issued and outstanding or reserved for issuance, and will not change the relative rights of holders of any shares.  The additional authorized shares of Common Stock, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized, issued and outstanding.

The issuance of any of the additional authorized shares of Common Stock may dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our Common Stock.

We do not have any existing plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of Common Stock.  However, we may decide to seek additional financing through equity or debt issuances or divest of certain assets or businesses to provide additional working capital to sustain our operations.  The issuance of any shares

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of Common Stock or securities convertible into Common Stock in connection with any such financing may dilute the proportionate ownership and voting power of existing stockholders and depress the market price of our Common Stock.

The availability of additional authorized but unissued shares of Common Stock may enable our Board to render it more difficult, or discourage an attempt to obtain control of, Remark, which may adversely affect the market price of our Common Stock. If in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal were not in our best interests, such shares could be issued by the Board without stockholder approval in (i) one or more private placements or other transactions that might prevent, render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group or creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board or (ii) an acquisition that might complicate or preclude the takeover. This proposal is not prompted by any specific effort or takeover threat currently perceived by management.

Vote Required

The affirmative (“FOR”) vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Authorized Shares Amendment Proposal.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the Authorized Shares Amendment Proposal.

Proposal 4: Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in the Proxy Statement in accordance with the SEC’s rules.

We are asking stockholders to indicate their support for the compensation of our named executive officers named in the “Summary Compensation Table” included in the Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our named executive officers. Accordingly, we will ask stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding upon Remark, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in the Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
We expect that the next say-on-pay vote will occur at our 2019 annual meeting of stockholders.

Vote Required

The affirmative (“FOR”) vote of a majority of the votes cast on the matter is required to approve the compensation of our named executive officers on a non-binding, advisory basis.

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Recommendation of the Board

The Board unanimously recommends a vote “FOR” the adoption of the resolution approving the compensation of our named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our Common Stock as of April 11, 2016, by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding Common Stock;

•	each of our directors and NEOs; and

•	all of our directors and executive officers as a group.

The amounts and percentages of beneficially-owned Common Stock are reported based upon SEC rules governing the determination of beneficial ownership of securities. The SEC rules:

•
deem a person a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or if that person has or shares investment power, which includes the power to dispose of or to direct the disposition of a security;

•
deem a person a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, and securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage; and

•	may deem more than one person a beneficial owner of the same securities, and may deem a person a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. The information relating to our 5% beneficial owners is based on information we received from such holders. The percentage of beneficial ownership is based on 19,845,671 shares of Common Stock outstanding as of April 11, 2016.

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Except as otherwise noted below, the address of persons listed below is:

c/o Remark Media, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

	Number of Common Stock Shares	Percentage of Outstanding Common Stock Shares
Persons known to beneficially own more than 5%
Digipac LLC [1]	5,246,314	26.4%
Ashford Capital Management, Inc. [2]	1,919,416	9.7%
Directors and NEOs
Kai-Shing Tao [3]	7,130,634	33.5%
Douglas M. Osrow [4]	479,000	2.4%
Theodore P. Botts [5]	144,184	*
Robert G. Goldstein [6]	117,956	*
William W. Grounds [6]	112,000	*
Jason E. Strauss [7]	93,750	*
All executive officers and directors as a group (6 persons) [8]	8,077,524	36.5%

* Represents holdings of less than 1% of shares outstanding.

1.
Consists of shares of Common Stock.  Mr. Tao, as the manager and a member of Digipac, may be deemed to beneficially own the shares of Common Stock beneficially owned by Digipac.  Mr. Tao disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.  The address of Digipac is One Hughes Center Drive, Unit 1601, Las Vegas, Nevada 89169.

2.
Consists of shares of Common Stock. The address of ACM is One Walker’s Mill Road, Wilmington, DE 19807. This disclosure is based on information contained in a Schedule 13G filed by ACM with the SEC on February 12, 2016.

3.
Consists of (i) 144,749 shares of Common Stock held by Mr. Tao, (ii) 1,442,750 shares of Common Stock issuable upon exercise of options held by Mr. Tao, (iii) 5,246,314 shares of Common Stock held by Digipac, (iv) 275,000 shares of Common Stock held by Pacific Star Capital and (v) 21,821 shares of Common Stock held by Pacific Star HSW LLC (“Pacific Star HSW”).  Mr. Tao, as the manager and a member of Digipac, the Chief Investment Officer and sole owner of Pacific Star Capital, and the control person of Pacific Star HSW, may be deemed to beneficially own the shares of Common Stock beneficially owned by Digipac, Pacific Star Capital and Pacific Star HSW.  Mr. Tao disclaims beneficial ownership of the shares of Common Stock beneficially owned by Digipac and Pacific Star HSW, except to the extent of his pecuniary interest therein.

4.	Includes 475,000 shares of Common Stock issuable upon exercise of options.

5.	Includes 102,857 shares of Common Stock issuable upon exercise of options.

6.	Includes 100,000 shares of Common Stock issuable upon exercise of options.

7.	Consists of 93,750 shares of Common Stock issuable upon exercise of options.

8.	Consists of 5,763,167 shares of Common Stock and 2,314,357 shares of Common Stock issuable upon exercise of options.

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CORPORATE GOVERNANCE

Director Independence

The Board has determined that all of our non-employee directors are independent within the meaning of SEC and NASDAQ rules.  The Board has also determined that all directors serving on the Audit Committee, Nominating and Governance Committee and Compensation Committee are independent within the meaning of SEC and NASDAQ rules.

Board and Committee Meetings

During the fiscal year ended December 31, 2015:

•	the Board held nine meetings;

•	the Audit Committee held five meetings;

•	the Compensation Committee held four meetings; and

•	the Nominating and Governance Committee held one meeting.

Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees).  We have no written policy regarding director attendance at annual meetings of stockholders.  All of our then-incumbent directors attended last year’s annual meeting of stockholders.

Board Committees

Our Board has three standing committees to assist it with its responsibilities. We describe the three committees, the charters of which are available on our website at ir.remarkmedia.com/corporate-governance.cfm, below.

Audit Committee

The Audit Committee is comprised of directors who satisfy the SEC and NASDAQ audit committee membership requirements, and is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The committee’s responsibilities include, but are not limited to:

•
appointing, overseeing the work of, determining compensation for, and terminating or retaining the independent registered public accounting firm which audits our financial statements, including assessing such firm’s qualifications and independence;

•	establishing the scope of the annual audit, and approving any other services provided by public accounting firms;

•
providing assistance to the Board in fulfilling the Board’s oversight responsibility to the stockholders, the investment community and others relating to the integrity of our financial statements and our compliance with legal and regulatory requirements;

•
overseeing our system of disclosure controls and procedures, and our system of internal controls regarding financial accounting, legal compliance and ethics, which management and our Board established; and

•	maintaining free and open communication with our independent auditors, our internal accounting function and our management.

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Our Audit Committee is comprised of Messrs. Botts, Goldstein and Grounds, each of whom is independent under applicable NASDAQ listing standards.  Mr. Botts serves as Chairman of the Audit Committee.

The Board determined that Mr. Botts is the committee’s financial expert, as defined under the Exchange Act.  The Board made a qualitative assessment of Mr. Botts’ level of knowledge and experience based on a number of factors, including his experience as a financial professional.

Compensation Committee

The Compensation Committee’s responsibilities include, but are not limited to:

•	determining all compensation for our CEO;

•	reviewing and approving corporate goals relevant to the compensation of our CEO, and evaluating the CEO’s performance in light of those goals and objectives;

•	reviewing and approving the compensation of other executive officers;

•	reviewing and approving objectives relevant to the compensation of other executive officers, and the executive officers’ performance in light of those objectives;

•	administering our equity incentive plans;

•
approving severance arrangements and other applicable agreements for executive officers, and consulting generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans; and

•	making recommendations on organization, succession, the election of officers, use of consultants and similar matters where Board approval is required.

Our Compensation Committee is comprised of Messrs. Goldstein, Grounds and Strauss, each of whom is independent under applicable NASDAQ listing standards. Mr. Goldstein serves as Chairman of the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. The committee’s responsibilities include, but are not limited to:

•	assessing the size, structure and composition of the Board and its committees;

•	coordinating evaluation of the Board’s performance and reviewing the Board’s compensation; and

•	screening candidates considered for election to the Board.

When screening candidates for Board membership, the committee concerns itself with the composition of the Board with regard to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees that it identifies or which are referred to it by other Board members, management, stockholders or external sources, as well as evaluating all self-nominated candidates.

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The committee has not formally established any specific, minimum qualifications that each candidate for the Board must meet, or specific qualities or skills that one or more directors must possess.  However, the committee, when considering a candidate, will factor into its determination the following qualities of a candidate:

•	educational background

•	diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization

•	knowledge of our business

•	integrity

•	professional reputation

•	strength of character

•	mature judgment

•	relevant technical experience

•	diversity

•	independence

•	wisdom

•	ability to represent the best interests of our stockholders

The committee may also consider such other factors as it may deem to be in the best interests of Remark and its stockholders.

The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.  For more information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

The committee identifies nominees by first evaluating incumbent directors, with skills and experience that are relevant to our business and who are willing to continue in service.  Such a practice balances the value of continuity of service with that of obtaining a new perspective.  If an incumbent director up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the committee identifies the skills and experience desired of a new nominee in light of the criteria above.  Current members of the committee and Board will be polled for suggested candidates.  Research may also be performed to identify qualified individuals.  If the committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates, including, if appropriate, a third-party search firm.

Our Nominating and Governance Committee is comprised of Messrs. Goldstein, Grounds and Strauss, each of whom is independent under applicable NASDAQ listing standards. Mr. Grounds serves as Chairman of the Nominating and Governance Committee.

Board Leadership Structure

Kai-Shing Tao, our Chairman of the Board and CEO, leads the Board.  Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and for Remark, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer.  In making these determinations, the Board considers numerous factors, including our specific needs and our strategic direction and the size and membership of the Board at the time.  The Board has determined that the combined roles of Chairman of the Board and Chief Executive Officer is presently in the best interest of Remark and its stockholders given our transformational and growth needs.  At

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present, the Board believes that its current structure effectively maintains independent oversight of management and that having a lead independent director is unnecessary.  The Board has the ability to quickly adjust its leadership structure should business or managerial conditions change.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities.  Members of each committee report to the full Board at the next Board meeting regarding risks discussed by such committee.  In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, officers and directors. A copy of the Code of Ethics is publicly available on our website at ir.remarkmedia.com/corporate-governance.cfm. Amendments to the Code of Ethics or any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Corporate Secretary
Remark Media, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by Remark regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters.  Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
Remark Media, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2015 with both management and Cherry Bekaert, Remark’s independent registered public accounting firm.  In its discussion, management has represented to the Audit Committee that Remark’s consolidated financial statements for the fiscal year ended December 31, 2015 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with Remark’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Remark’s internal controls and the overall quality of Remark’s financial reporting.  The Audit Committee has discussed with Cherry Bekaert the matters required to be discussed by Statement on Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.  Cherry Bekaert reported to the Audit Committee regarding the critical accounting estimates and practices and the estimates and assumptions used by management in the preparation of the audited consolidated financial statements as of December 31, 2015 and for the fiscal year then ended, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative treatments and the treatment preferred by Cherry Bekaert.

Cherry Bekaert provided a report to the Audit Committee describing Cherry Bekaert’s internal quality-control procedures and related matters. Cherry Bekaert also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Cherry Bekaert’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Cherry Bekaert its independence. When considering Cherry Bekaert’s independence, the Audit Committee considered, among other matters, whether Cherry Bekaert’s provision of non-audit services to Remark is compatible with maintaining the independence of Cherry Bekaert. All audit and permissible non-audit services in 2015 and 2014 were pre-approved pursuant to these procedures.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Remark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE

Theodore P. Botts (Chairman)
Robert G. Goldstein
William W. Grounds

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the dollar amounts of various forms of compensation earned by our NEOs during the years noted:

	Year	Salary	Stock Awards	Option Awards	Total
Kai-Shing Tao [1]	2015	$225,000	$—	$2,132,000	$2,357,000
Chairman and CEO	2014	196,875	2,485,500	2,435,000	5,117,375
Douglas M. Osrow [2]	2015	150,000	—	1,148,000	1,298,000
CFO	2014	150,000	313,750	365,250	829,000

Note:
The Stock Awards and Option Awards columns in the table above reflect the aggregate grant date fair value of the respective awards granted in the year noted.  For a discussion of the assumptions and methodologies used to calculate these amounts, please see Note 15 to the consolidated financial statements included in Item 8 of the 2015 Form 10-K.

1.
For 2015, the option awards represent options to purchase 650,000 shares of Common Stock at an exercise price of $4.29 per share awarded to Mr. Tao on July 28, 2015, half of which vested immediately and one-fourth of which vested on each of September 30,

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2015 and December 31, 2015; they do not include an option to purchase 350,000 shares of Common Stock at an exercise price of $4.10 per share granted on August 18, 2015 subject to stockholder approval, and approved by stockholders on January 11, 2016. For 2014, the stock awards represent 150,000 shares of Common Stock awarded to Mr. Tao on November 21, 2014, and 275,000 shares of Common Stock awarded to Pacific Star Capital, of which Mr. Tao is the Chief Investment Officer and sole owner, on February 17, 2014, as compensation for providing Mr. Tao’s services as our Chief Executive Officer from September 2012 to December 2013. For 2014, the option awards represent options to purchase 500,000 shares of Common Stock at an exercise price of $6.30 per share awarded to Mr. Tao on February 17, 2014, one-fourth of which vested on each of March 31, 2014; June 30, 2014; September 30, 2014 and December 31, 2014.

2.
For 2015, the option awards represent options to purchase 350,000 shares of Common Stock at an exercise price of $4.29 per share awarded to Mr. Osrow on July 28, 2015, half of which vested immediately and one-fourth of which vested on each of September 30, 2015 and December 31, 2015. For 2014, the stock awards represent 62,500 shares of Common Stock awarded to Mr. Osrow on November 21, 2014, three-fourths of which vested on the grant date and one-fourth of which vested on December 31, 2014, and the option awards represent options to purchase 75,000 shares of Common Stock at an exercise price of $6.30 per share awarded to Mr. Osrow on February 17, 2014, one-fourth of which vested on each of March 31, 2014; June 30, 2014; September 30, 2014 and December 31, 2014.

Employment Agreements

Each of Messrs. Tao and Osrow are employees “at will” and we do not have employment agreements with them.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding our NEOs’ unexercised options to purchase our Common Stock as of December 31, 2015 (all stock awards to our NEOs had vested as of December 31, 2015):

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Kai-Shing Tao	650,000	$4.29	07/28/2025
	442,750	6.30	02/17/2024
Douglas M. Osrow	350,000	4.29	07/28/2025
	75,000	6.30	02/17/2024
	50,000	5.00	10/30/2023

Equity Incentive Plans

We have granted stock options and restricted stock under our 2006 Equity Incentive Plan adopted April 13, 2006, our 2010 Equity Incentive Plan adopted June 15, 2010, and our 2014 Incentive Plan adopted on February 17, 2014 and amended on December 23, 2014 and January 11, 2016. The amount of stock options or shares of stock we grant to recipients generally depends upon their particular position with Remark and their achievement of certain performance metrics established by the Board.  The Compensation Committee must approve all grants.

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Director Compensation

The following table presents a summary of the compensation earned by each non-employee director who served on the Board during the fiscal year ended December 31, 2015:

Name	Option Awards [1]	Total
Theodore P. Botts	$240,750	$240,750
Robert G. Goldstein	240,750	240,750
William W. Grounds	240,750	240,750
Jason E. Strauss	240,750	240,750

1.
On April 29, 2015, we granted to each non-employee director serving on our Board options to purchase 75,000 shares of our Common Stock at an exercise price of $4.30 in compensation for their service on our Board during 2015. Half of the awards vested on June 30, 2015, and one-fourth vested on each of September 30, 2015 and December 31, 2015.

On April 7, 2016, we granted to each non-employee director serving on our Board options to purchase 75,000 shares of our Common Stock at an exercise price of $4.65 in compensation for their service on our Board during 2016. Half of the awards will vest on June 30, 2016, and one-fourth will vest on each of September 30, 2016 and December 31, 2016.

STOCKHOLDER PROPOSALS

We must receive proposals of stockholders intended to be presented at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) no later than [●], 2017, so we may include such proposals in our proxy statement and form of proxy relating to the 2017 Annual Meeting.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2017 Annual Meeting, if we do not receive notice of a stockholder proposal on or before [●], 2017, we will be permitted to use our discretionary voting authority as outlined above.

Our Bylaws establish procedures for stockholder nominations related to director elections and bringing business before any annual meeting or special meeting of our stockholders.  For nominations or other business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to Remark’s Secretary, and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

With respect to nominations, to be in proper written form, a stockholder’s notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock, if any, which the person owns beneficially or of record, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which such stockholder owns beneficially or of record, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a

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representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

With respect to other business, to be in proper written form, a stockholder’s notice to our Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of our capital stock which such stockholder owns beneficially or of record, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

PROXY SOLICITATION

We are making this solicitation of proxies on behalf of the Board and we will bear the cost of soliciting proxies.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other of our employees who will receive no additional compensation therefor.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

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APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REMARK MEDIA, INC.
REMARK MEDIA, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.    The name of the Corporation is Remark Media, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2014, and amended on January 12, 2016 (as amended, the “Certificate of Incorporation”).
2.    This Certificate of Amendment amends and restates Section 1 of Article IV of the Certificate of Incorporation to read in its entirety as follows:
Shares, Classes and Series Authorized.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share (hereinafter called “Common Stock”) and One Million (1,000,000) shares shall be Preferred Stock, par value $0.001 per share (hereinafter called “Preferred Stock”).
3.    This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by the directors and stockholders of the Corporation.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this ___ day of ______, 2016.

REMARK MEDIA, INC.

By:
Name:
Title:

REMARK MEDIA, INC.
ANNUAL MEETING OF STOCKHOLDERS - [●], 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Remark Media, Inc., a Delaware corporation (the “Company”), hereby appoints Kai-Shing Tao and Douglas Osrow, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s Annual Meeting of Stockholders to be held at [●], local time, on [●], 2016 (the “Annual Meeting”) at 3960 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.
This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1.	To elect five directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualify.

	FOR	WITHHOLD
Kai-Shing Tao	☐	☐
Theodore P. Botts	☐	☐
Robert G. Goldstein	☐	☐
William W. Grounds	☐	☐
Jason E. Strauss	☐	☐

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
FOR ☐     AGAINST ☐    ABSTAIN ☐

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock to 100,000,000.
FOR ☐     AGAINST ☐    ABSTAIN ☐

4.	To approve an advisory resolution regarding the compensation of the company’s named executive officers.
FOR ☐     AGAINST ☐    ABSTAIN ☐
This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE ACT PROMPTLY
PLEASE SIGN AND DATE THIS PROXY CARD
AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE:
(Signature of Stockholder)

DATE:
(Signature of Stockholder)

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.